Exhibit 10.5
INCENTIVE STOCK OPTION AGREEMENT
     THIS AGREEMENT, entered into as of June 7, 2011 (the “Grant Date”), by and between Al Angrisani (the “Participant”) and Harris Interactive Inc. (the “Company”). This Agreement is made in connection with the Employment Agreement (defined below).
     WHEREAS, the Participant has entered into an Employment Agreement with the Company on June 7, 2011 (the “Employment Agreement”); and
     WHEREAS, the Company maintains its 2007 Long-Term Incentive Plan (the “Plan”), which is incorporated into and forms a part of this Agreement; and
     WHEREAS, the Participant has been selected by the committee administering the Plan (the “Committee”) to receive an Incentive Stock Option Award under the Plan.
     NOW, THEREFORE, IT IS AGREED, by and between the Company and the Participant, as follows:
     1. Terms of Award. The following terms used in this Agreement shall have the meanings set forth in this Section 1:
     (a) The number of “Covered Shares” shall be 100,000 shares of Stock.
     (b) The “Initial Exercise Date” June 30, 2013.
     (c) The “Exercise Price” is $0.70 per share.
     (d) The “Stock” shall be par value $.001 shares of common stock of the Company.
Other terms used in this Agreement are defined in Section 8 and elsewhere in this Agreement.
     2. Award and Exercise Price. The Participant is hereby granted an option (the “Option”) to purchase the number of Covered Shares of Stock at the Exercise Price per share as set forth in Section 1. The Option is intended to qualify as an “Incentive Stock Option,” as defined in the Plan and in Section 422(b) of the Code. To the extent, however, that the aggregate Fair Market Value of Stock (determined at the time of the Grant Date) with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and all Related Companies) exceeds $100,000, such options shall be treated as Non-Qualified Stock Options, to the extent required by Section 422 of the Code.
     3. Date of Exercise. The Option shall vest and become exercisable with respect to the Covered Shares on the Initial Exercise Date; provided, however, that to the extent that the Option has not become exercisable on or before the Participant’s Date of Termination, such Option shall no longer become exercisable in accordance with the foregoing as of any date subsequent to the Participant’s Date of Termination except as provided in the immediately following paragraph. For purposes of this Agreement, the Participant’s “Date of Termination” shall be the first day occurring on or after the Grant Date on which the Participant’s employment with the Company terminates for any reason.
     Notwithstanding the foregoing provisions of this Section 3, the Option shall become immediately exercisable with respect to all of the Covered Shares (whether or not previously vested) upon the occurrence of the date of a Change in Control (as defined in the Plan) under the condition that the date of the Change of Control does not occur prior to July 1, 2012 or after the Participant’s Date of Termination.
     4. Expiration. The Option, to the extent not theretofore exercised, shall not be exercisable on or after the Expiration Date. The “Expiration Date” shall be the earliest to occur of:
     (a) the ten-year anniversary of the Grant Date;
     (b) breach by the Participant of his obligations under Section 4 of the Employment Agreement (or any successor section(s) dealing with the same subject matter) subject to any rights to notice and cure provided therein;
     (c) if the Participant’s Date of Termination occurs by reason of Disability (as defined in the Employment Agreement) or death, the one-year anniversary of such Date of Termination; and
     (d) if the Participant’s Date of Termination occurs for reasons other than death or Disability, sixty (60) days after the Date of Termination.
In the event of the Participant’s death while in the employ of the Company, the Participant’s executors or administrators (or the person or persons to whom the Participant’s rights under the Option shall have passed by the Participant’s will or by the laws of descent and distribution) may exercise, any unexercised portion of the Option to the extent such exercise is otherwise permitted by this Agreement.
     Any Option exercised subsequent to the Participant’s Date of Termination as permitted hereunder shall be exercisable only to the extent vested at the time of the Participant’s Date of Termination, regardless of the reason for the termination, and no extension of time beyond the Participant’s Date of Termination shall permit exercise beyond the date such Option would otherwise expire if no termination had occurred.
     5. Method of Option Exercise. The Option may be exercised in whole or in part by filing a written notice with, and which must be received by, the Secretary of the Company at its corporate headquarters prior to the Expiration Date. Such notice shall (a) specify the number of shares of Stock which the Participant elects to purchase; provided, however, that not less than one hundred (100) shares of Stock may be purchased at any one time unless the number purchased is the total number of shares available for purchase at that time under the Option, and

(b) be accompanied by payment of the Exercise Price for such shares of Stock indicated by the Participant’s election. Payment shall be by cash or by check payable to the Company, or, at the discretion of the Committee at any time: (a) all or a portion of the Exercise Price may be paid by the Participant by delivery of shares of Stock acceptable to the Committee (including, if the Committee so approves, the withholding of shares otherwise issuable upon exercise of the Option) and having an aggregate Fair Market Value (valued as of the date of exercise) that is equal to the amount of cash that would otherwise be required; and (b) the Participant may pay the Exercise Price by authorizing a third party to sell shares of Stock (or a sufficient portion of the shares) acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise.
     6. Withholding. All distributions under this Agreement are subject to withholding of all applicable taxes. At the election of the Participant, and subject to such rules as may be established by the Committee, such withholding obligations may be satisfied through the surrender of shares of Stock which the Participant already owns, or to which the Participant is otherwise entitled under the Plan.
     7. Transferability. The Option is not transferable other than as designated by the Participant by will or by the laws of descent and distribution, and during the Participant’s life, may be exercised only by the Participant or the Participant’s legal guardian or legal representative. However, the Participant, with the approval of the Committee, may transfer the Option for no consideration to or for the benefit of the Participant’s immediate family (including, without limitation, to a trust for the benefit of the Participant or the Participant’s immediate family or to a partnership or limited liability company for the exclusive benefit of the Participant or one or more members of the Participant’s immediate family), subject to such limits as the Committee may establish, and the transferee shall remain subject to all the terms and conditions applicable to the Option prior to such transfer. The foregoing right to transfer the Option shall apply to the right to consent to amendments to this Agreement and, in the discretion of the Committee, shall also apply to the right to transfer ancillary rights associated with the Option.
     8. Definitions. Capitalized terms not otherwise defined in this Agreement shall have the meanings given to them in the Plan, and to the extent not inconsistent therewith and herewith, shall have the meanings given to them in the Employment Agreement.
     9. Heirs and Successors. This Agreement shall be binding upon, and inure to the benefit of, the Company and its successors and assigns, and upon any person or entity acquiring, whether by merger, consolidation, purchase of assets or otherwise, all or substantially all of the Company’s assets and business. In the event of the Participant’s death prior to exercise of this Award, the Award may be exercised by the estate of the Participant to the extent such exercise is otherwise permitted by this Agreement. Subject to the terms of the Plan, any benefits distributable to the Participant under this Agreement that are not paid at the time of the Participant’s death shall be paid at the time and in the form determined in accordance with the provisions of this Agreement and the Plan, to the beneficiary designated by the Participant in writing filed with the Committee in such form and at such time as the Committee shall require. If a deceased Participant fails to designate a beneficiary, or if the designated beneficiary of the deceased Participant dies before the Participant or before complete payment of the amounts distributable under this Agreement, the amounts to be paid under this Agreement shall be paid to the legal representative or representatives of the estate of the last to die of the Participant and the beneficiary. Neither the benefits nor obligations under this Agreement may be transferred or assigned by Participant except as otherwise expressly provided herein or in the Plan.
     10. Administration. The authority to manage and control the operation and administration of this Agreement shall be vested in the Committee, and the Committee shall have all powers with respect to this Agreement as it has with respect to the Plan. Any interpretation of this Agreement by the Committee and any decision made by it with respect to this Agreement is final and binding.
     11. Plan Definitions. Notwithstanding anything in this Agreement to the contrary, the terms of this Agreement shall be subject to the terms of the Plan, a copy of which may be obtained by the Participant from the office of the Secretary of the Company.
     12. Amendment. This Agreement may be amended by written agreement of the Participant and the Company, without the consent of any other person.
[Signature Page Follows]

     IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by an officer thereunto duly authorized, and Participant has executed this Agreement, all effective as of the Grant Date.

Participant
/s/ Al Angrisani
Al Angrisani

Harris Interactive Inc.
By:	/s/ Marc H. Levin
Its:	EVP, General Counsel & Corporate Secretary